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                                                                    Exhibit 10.4







                                WILLOW GROVE BANK

                     NON-EMPLOYEE DIRECTORS' RETIREMENT PLAN

                                (AS AMENDED 2002)

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                                                                    Exhibit 10.4

                                WILLOW GROVE BANK

                     NON-EMPLOYEE DIRECTORS' RETIREMENT PLAN


                                    ARTICLE I

PURPOSE

     The Willow Grove Bank Non-Employee Directors' Retirement Plan (the "Plan") which was effective as of June 30, 1998 is hereby amended and restated as of October 22, 2002. The Plan was established in order to provide non-employee members of the Board of Directors ("Board") of Willow Grove Bank (the "Bank") with retirement benefits in recognition of their service to the Bank and to encourage their continued association with the Bank.

                                   ARTICLE II

DEFINITIONS


     Section 2.1     BANK. Willow Grove Bank.

     Section 2.2     PLAN. Willow Grove Bank Non-Employee Directors' Retirement
Plan.

     Section 2.3 EFFECTIVE DATE. The Plan effective date is June 30, 1998.

     Section 2.4 Non-Employee Director. A Director of the Bank who is not an employee of the Bank or of any Affiliated Corporation.

     Section 2.5 AFFILIATED CORPORATION. A corporation in which the Bank owns 50% or more of the issued and outstanding stock of any class, or a corporation which owns more than 50% of the issued and outstanding stock of any class of the Bank.

     Section 2.6 YEARS OF SERVICE. Any year or fraction thereof of service on the Board by a Non-Employee Director. By way of illustration, a Non-Employee Director shall have one year of service immediately upon election, two years of service on the day after the first anniversary of his election, and so forth.

     Section 2.7 PARTICIPANT. A Non-Employee Director shall become a Participant in the Plan upon completion of six (6) continuous Years of Service as a Non-Employee Director. For this purpose, Years of Service completed prior to the Effective Date shall be included in determining a Director's number of years of service.

     Section 2.8 DIRECTOR'S ANNUAL FEE. The Director's Annual Fee is the monthly meeting fee paid to the Non-Employee Director for the month immediately preceding the Non-Employee Director's retirement or termination of service multiplied by twelve (12).

     Section 2.9 DIRECTOR'S RETIREMENT FEE. The Director's Retirement Fee shall be the amount computed in accordance with Section 3.2 hereof which shall be payable annually in accordance with Section 3.3 hereof unless a Participant makes an election to be paid in a lump sum in accordance with such Section 3.3.

     Section 2.10 DESIGNATED BENEFICIARY. The Designated Beneficiary means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Bank and may be changed from time to time by similar notice to the Bank. In the absence of a written designation, the beneficiary shall be a Participant's estate.

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                                                                    Exhibit 10.4

                                   ARTICLE III

BENEFITS

     Section 3.1 VESTING OF BENEFITS. Each Non-Employee Director's rights and benefits under the Plan shall vest upon retirement or termination of service as a Director of the Bank in accordance with the following schedule.

                                              Vested Percentage of
                                              Interest in Director's
                     Years of Service         Retirement Fee at Retirement
                     ----------------         ----------------------------

                     6                        20%

                     7                        40%

                     8                        60%

                     9                        80%

                     10                       100%

     Section 3.2 COMPUTATION OF BENEFITS. Benefits shall be determined at the time a Participant retires as, or otherwise ceases to be, a Director of the Bank. The annual benefit payable to a Participant, shall be equal to the Director's Annual Fee multiplied by the Participant's vested percentage as determined in Section 3.1.

     To the extent that any Non-Employee Director is obligated to pay self-employment taxes with respect to the benefits provided for under the Plan, the Bank shall pay the self-employment taxes for each Participant when such taxes are due. The Bank shall have no obligation to pay any other taxes on behalf of a Participant, his Designated Beneficiary or his estate.

     Section 3.3 PAYMENT OF BENEFIT. A Participant shall be paid his benefit pursuant to the Plan in equal quarterly installments for ten (10) years (i.e., ten years certain and continuous) beginning with the first calendar quarter following the date the Participant has ceased being a Director of the Bank. No benefits shall be payable until a Non-Employee Director ceases to be a Director of the Bank. A Participant or a Designated Beneficiary may elect to receive the value of his payments or remaining payments in a lump sum (using a discount rate equal to 6% rate of interest). Any such election shall be in writing and delivered to the President of the Bank.

     Section 3.4 DESIGNATED BENEFICIARY BENEFIT. In the event of the death of a Participant prior to the commencement of payments under Section 3.3 hereof, the Director's Retirement Fee which the Participant is entitled to pursuant to
Section 3.2 hereof, shall be paid in equal quarterly payments to his Designated Beneficiary for ten (10) years (i.e., ten years certain and continuous) beginning with the first day of the calendar quarter next following the death of the Participant. In the event of the death of a Participant subsequent to the commencement of payments under Section 3.3 hereof, his Designated Beneficiary shall be paid in equal quarterly payments the remainder of the amount which the Participant would have received under Section 3.3 hereof, beginning with the first day of the calendar quarter next following the death of the Participant. If, upon the death of a Participant, such Participant has failed to name a Designated Beneficiary or such Designated Beneficiary has predeceased the Participant, the present value of the payments or remaining payments which would have been made to the Participant shall be paid to the estate of the Participant in a lump sum (using a discount rate equal to 6% rate of interest).

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                                                                    Exhibit 10.4

                                   ARTICLE IV

MISCELLANEOUS

     Section 4.1 GENERAL ADMINISTRATIVE POWERS. The Plan shall be administered by the Bank. Whenever there is an occasion for the exercise of any power or discretion, such action shall be taken by the Board of Directors or such committee of the Board of Directors or other person as shall be determined by the Board of Directors.

     Section 4.2 SUCCESSORS. The Bank agrees to not merge or consolidate with any other corporation or organization or permit their business activities to be taken over by any other organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Plan as herein set forth. The Bank further agrees to not cease its business activity or terminate its existence other than as heretofore set forth without having made adequate provision fulfilling all of its obligations hereunder.

     Section 4.3 ENTIRE UNDERSTANDING. This Plan sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understanding relating thereto. To the extent inconsistent with any such prior agreement, arrangement or understanding, the provisions of this Plan shall control.

     Section 4.4 APPLICABLE LAW. This Plan shall be governed by and controlled in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 4.5 INVALIDITY. In the event that any provision of this Plan or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Plan, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Plan shall be valid and enforced to the maximum extent permitted by law.

     Section 4.6 NON-ALIENATION. No benefit payment payable under this plan, whether or not in payment status, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or to charge the same shall be void. No such benefit or interest shall be liable for or subject to the debts, contracts, liabilities or torts of a Participant or a Participant's Designated Beneficiary entitled to any benefit or having any interest. If any Participant or Designated Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, the Bank may, in its discretion, direct that any benefit to which such Participant or Designated Beneficiary is entitled be terminated and that all future payments to which such person would otherwise be entitled, be held and applied for the benefit of such person, his or her children or other dependents, or any of them, in such manner and in such proportion as the Bank may deem proper.

     Section 4.7 AMENDMENTS. The Plan may be amended or terminated only by the vote of two-thirds (2/3) of the Directors then serving on the Board of Directors. No amendment or termination may affect the rights or benefits to which retired Directors or Designated Beneficiaries have become entitled to under the Plan without the consent of such Directors or Designated Beneficiaries.

     Section 4.8 UNFUNDED BENEFITS. The Plan shall be unfunded. Nothing in this Plan shall be construed to imply that any specific assets of the Bank have been set aside to provide for payments under this Plan. Any payments under this Plan will be made solely from the general assets of the Bank existing at the time such payments are to be made, and the Participant's rights under the Plan shall be those of a general creditor of the Bank.

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     Section 4.9 DIRECTOR EMERITUS. The terms of the Plan, as amended, shall be construed to have been in effect on the date that Director Emeritus J. Ellwood Kirk retired as a Director of the Bank.

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                                                                    Exhibit 10.4

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Board of Directors of the Bank, the President of the Bank has signed and executed this Plan on behalf of the Bank as of the 22nd day of October, 2002.

                                WILLOW GROVE BANK



                                By:  /s/ Frederick A.  Marcell Jr.
                                     -----------------------------------
                                     Frederick A. Marcell Jr., President